August 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read the statements made by the below-noted Funds (copy attached), which we understand will be filed with the Commission, pursuant to Sub-Item 77k of Form N-SAR and agree with the statements concerning our firm contained therein.

							1933 Act registration number	1940 Act registration number
The Latin American Discovery Fund, Inc.  (LDF)				033-61779		811-06574
The Malaysia Fund, Inc. (MF)						033-68048		811-05082
Morgan Stanley Dean Witter Africa Investment Fund, Inc. (AFF)		033-72896
		811-08218
Morgan Stanley Dean Witter Asia-Pacific Fund, Inc. (APF)		333-01597
		811-08388
Morgan Stanley Dean Witter Eastern European Fund, Inc. (RNE)		033-75012
		811-08346
Morgan Stanley Dean Witter Emerging Markets Debt Fund, Inc. (MSD)
	033-60139		811-07694
Morgan Stanley Dean Witter Emerging Markets Fund, Inc. (MSF)
		033-91482		811-06403
Morgan Stanley Dean Witter Global Opportunity Bond Fund, Inc.
 (MGB)	033-77220		811-08460
Morgan Stanley Dean Witter High Yield Fund, Inc. (MSY)
		333-82863		811-08044
Morgan Stanley Dean Witter India Investment Fund, Inc. (IIF)		033-73368
		811-08238
The Pakistan Investment Fund, Inc. (PKF)				033-47270		811-06636
The Thai Fund, Inc. (TTF)						033-85060		811-05348
The Turkish Investment Fund, Inc. (TKF)					033-31431		811-05921
Morgan Stanley Dean Witter Institutional Fund, Inc.			033-23166		811-05624
The Universal Institutional Funds, Inc.					333-03013		811-07607
Morgan Stanley Dean Witter Strategic Adviser Fund, Inc.
			333-32231		811-08303

Very truly yours,



PricewaterhouseCoopers LLP